UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 10, 2015

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On July 10, 2015, SFX Entertainment, Inc., a Delaware corporation (the “Company” or “SFX”), SFXE Merger Sub Inc., a Delaware corporation (“Merger Sub”), SFXE Acquisition LLC, a Delaware limited liability company (“Purchaser”), Sillerman Investment Company III LLC, a Delaware limited liability company (“SIC”), and Robert F. X. Sillerman (Mr. Sillerman and SIC together, the “Stockholders”) entered into an Omnibus Amendment (the “Amendment “) to the Agreement and Plan of Merger, dated as of May 26, 2015, by and among SFX, Purchaser and Merger Sub (the “Merger Agreement”) and the Voting and Support Agreement, dated as of May 26, 2015, among the Company and the Stockholders (the “Voting Agreement”).

The Amendment amends the Merger Agreement to extend the go-shop period until 5:01 pm on July 24, 2015.  The Amendment further provides that during the extension of the go-shop period, Purchaser’s rights to match competing offers are suspended.  The Amendment also changes the time for delivery of the Purchaser’s financing commitments from 10 days to 15 days after receiving the written request therefor from the Special Committee (which request may not be delivered prior to the end of the go-shop period).  The Amendment amends the Voting Agreement by providing that, if during the extension of the go-shop period the Company terminates the Merger Agreement to enter into an alternative transaction providing for a price that exceeds his $5.25 per share offer by any amount, Mr. Sillerman and his affiliates would vote in favor of that transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the Merger Agreement and the Voting Agreement, which were filed as Exhibit 2.1 and Exhibit 10.1, respectively, to the Current Report on Form 8-K filed on May 26, 2015, all of which are incorporated herein by reference.

Additional Information and Where to Find It

The Company plans to file a proxy statement for the solicitation of votes of the Company’s stockholders to approve the merger. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY DECISION REGARDING VOTING ON THE TRANSACTION.  These documents will be made available to Company stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov.  Additional copies may be obtained for free by contacting the Company at 646 561 6400.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction.  Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K, as amended, filed with the SEC.  Other information regarding potential participants in the proxy solicitation will be contained in the Company’s proxy statement filed in connection with the transaction.

Forward-looking Statements

This Current Report on Form 8-K and the exhibits furnished or filed herewith may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the required stockholder approval may not be obtained; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the risk that Mr. Sillerman may not have sufficient funds to consummate the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of SFX are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Item 8.01 — Other Information.

A copy of the press release issued by the Company announcing Amendment is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

2.1	Omnibus Amendment by and among SFX Entertainment, Inc., SFXE Merger Sub Inc., SFXE Acquisition LLC, Sillerman Investment Company III LLC and Robert F. X. Sillerman, dated July 10, 2015.

99.1	Press Release dated July 10, 2015.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: July 13, 2015	By:	/s/ Richard Rosenstein
Richard Rosenstein
Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Omnibus Amendment by and among SFX Entertainment, Inc., SFXE Merger Sub Inc., SFXE Acquisition LLC, Sillerman Investment Company III LLC and Robert F. X. Sillerman, dated July 10, 2015.

99.1	Press Release dated July 10, 2015.